1 National Healthcare Properties, Inc. Investor Webcast Presentation (December 6, 2024) Third Quarter 2024

2 High Quality Portfolio • High-quality portfolio featuring 198 properties that are 72% OMF and 28% SHOP(2) • Geographically diversified portfolio across 32 states with select concentrations in states with favorable demographic tailwinds • Subsequent to Q3'24, NHP completed the extension of eight leases with UPMC for approximately 728 thousand SF in the OMF portfolio, increasing Same Store OMF Weighted-Average Remaining Lease Term ("WALT")(3) from 4.3 years to 6.5 years on a pro-forma basis for Q3 '24 • Quarter-over-quarter, SHOP segment average Occupancy(3) increased by 1.7%, from 75.9% as of Q2’24 to 77.6% in Q3'24 • Proactive OMF leasing activity with 15 lease renewals completed in Q3'24 totaling 57,820 SF at a positive Lease Renewal Rental Spread(3), which is expected to be recognized over the weighted-average term of these renewed leases of 4 years Strategic Disposition Initiative(4) • 21 property, $173.4 million strategic disposition pipeline(4) consisting of 2 SHOPs and 19 OMFs • OMF pipeline has a 3.7 year WALT, improving existing portfolio WALT • Sold 11 properties through October 2024 at attractive prices for a weighted average 7.9% cash cap rate(5) • Properties in the strategic disposition pipeline together with the 11 properties sold, total $258.4 million in aggregate sales or contract price at a cash rate of 6.3% Meaningful Performance Improvement • AFFO(3) has improved by 26.4% year-over-year from $1.5 million in Q3’23 to $1.9 million in Q3’24 as a result of improved property level performance and managed expenses • Year-over-year, SHOP segment Same Store Cash NOI(3) improved by 23.3% from $7.0 million in Q3’23 to $8.6 million in Q3'24 driven by a 4.2% increase in average Occupancy • Quarter-over-quarter, SHOP Same Store revenue increased by 2.4%, from $51.5 million as of Q2'24 to $52.7 million in Q3'24 • Durable OMF segment Same Store Cash NOI(3) of $21.7 million, driven by strong leasing activity, notably the UPMC portfolio renewals of 10- to 15-years completed in Q4'24 • As of Q3'24, NHP maintained Net Leverage(3) of 46.1% Internalization and Preparation for Public Listing • Completed the internalization of management, marking a pivotal moment in NHP’s evolution • Expected annual savings exceeding $25 million resulting from the elimination of related party fees and reimbursements(6) • Immediately reduced Net Debt to Annualized Adjusted EBITDA(3) by 24%(6) • Engaged BMO for continued preparation for a public listing, corporate credit facility and future equity offerings • Successfully completed a four-for-one reverse stock split to enhance marketability and liquidity for shareholders • Enhanced non-GAAP metric presentation and alignment of SEC filings with public REIT peers Q3'24 Company Overview (1) Based on gross asset value of $2.5 billion, net of gross market lease intangible liabilities of $23.5 million as of September 30, 2024. (2) Percentages are based on Cash NOI for the three months ended September 30, 2024. See Appendix: Financial Definitions for Non-GAAP reconciliations. (3) See Appendix: Financial Definitions for a full description of capitalized terms and Non-GAAP reconciliations. For Same Store properties, refer to reconciliation on page 25, which may have different adjustments compared to NHP's filings elsewhere. (4) Includes properties under letters of intent or purchase and sale agreements as of November 29, 2024. Refer to page 4 for additional information. There can be no assurance that the contemplated dispositions will lead to completed transactions on their current terms, or at all. (5) For dispositions, weighted average cash cap rate is calculated as trailing 12-month cash net operating income of the property divided by contract sales price. (6) For more information regarding the Internalization, see page 3 and also refer to NHP's filings with the Securities and Exchange Commission ("SEC"), including the updated risk factors in the Form 10-Q for the quarter ended June 30, 2024. National Healthcare Properties (“NHP”) is a $2.5 billion(1) healthcare REIT with a high-quality portfolio focused on two segments, Outpatient Medical Facilities (“OMF”) and Senior Housing Operating Properties (“SHOP”) 2

3 3 Expected Cost Savings(1) ($mm) Elimination of Asset Management Fees $21,832 Elimination of Property Management Fees $3,734 Total Expected Annualized Savings $25,566 Pro Forma Impact on Key Metrics ($mm) 3Q'24 3Q'24 Pro Forma(2) Adjusted EBITDA, annualized(2)(3) $ 85,360 $ 110,926 Net Debt(3) $ 1,158,000 $ 1,158,000 Net Debt to Annualized Adjusted EBITDA(3) 13.6x 10.4x Corporate Update - Internalization 3 As a direct result of the Internalization, NHP is on track to recognize more than $25 million of annualized cost savings(1) Internalization Highlights(1) • Elimination of Asset Management and Property Management Fees • Elimination of expenses associated with employee compensation, rent, and overhead reimbursements for the former external manager • Enhanced corporate governance structure aligned with public peers • Preparedness for public listing and potential concurrent equity offering to position NHP for future growth • Enhanced marketability through four-for- one reverse stock split and rebranding (1) The expected cost savings related to the elimination of asset management fees and property management fees previously paid to NHP’s former external manager are annualized amounts of such fees paid to the manager for 3Q'2024. For more information regarding the Internalization, refer to NHP's filings with the SEC, including the updated risk factors in the Form 10-Q for the quarter ended June 30, 2024. There can be no assurance that any of these projected cost savings and benefits related to the Internalization will be realized. (2) The pro forma annualized Adjusted EBITDA is calculated by deducting the expected annualized cost savings presented in the table above from the annualized 3Q'2024 Adjusted EBITDA and does not give effect to any incremental G&A and other expenses that NHP will incur with an internalized workforce post-Internalization. Also excludes the closing payments made by NHP to the former external manager pursuant to the internalization agreement, as further described in the Form 10-Q for the quarter ended September 30, 2024. (3) See Definitions in the Appendix: Financial Definitions for a full description of capitalized terms and for the applicable Non-GAAP reconciliations.

4 4 Copper Springs (SHOP) Closed: Q2'24 1 $3.3 N/M N/A Aperion Portfolio (OMF) Closed: Q3'24 7 $50.5 10.0% 3.3 Marina Bay (Land) Closed: Q3'24 1 $7.8 N/A N/A Felicita Vida (SHOP) Closed: Q3'24 1 $21.0 6.5% N/A Schererville (OMF) Closed Q4'24 1 $2.4 12.5% 3.6 Total Closed 11 $85.0 7.9% 3.4 Total Under Contract(2) Q4'24/Q1'25 16 $151.3 6.1% 3.7 Total Under LOI(2) Q1'25 5 $22.1 0.9% 3.9 Total Pipeline 21 $173.4 5.4% 3.7 Total Closed and Pipeline 32 $258.4 6.3% N/A Corporate Update - Strategic Disposition Initiative Update 4 Disposition Name Expected Closing # of Properties Disposition Price ($ mm) Cash Cap Rate(1) Wtd. Avg. Lease Term Remaining Closed (as of 11/29/24) Note: Data as of November 29, 2024 (1) For dispositions, weighted average cash cap rate is calculated as trailing 12-month cash net operating income of the property divided by contract sales price. (2) Assumes signed contracts for sale and letters of intent lead to definitive sales on the terms contemplated therein, but there can be no assurance that the contemplated dispositions will lead to completed transactions on their current terms, or at all.

5 5 Corporate Update - Portfolio Key Stats (as of 9/30/24) 5 Outpatient Medical Facilities (OMF) Seniors Housing Operating Properties (SHOP)(4) 153 Properties 29 States 4.9 Million Rentable Square Feet 94.0% Same Store Occupancy(1) 2.2% Average Annual Base Cash Rent Escalations(2) 6.5 Year Weighted Average Remaining Lease Term(2)(3) 45 Properties 12 States 4.2% Same Store YoY Occupancy Growth(1) 23.3% Same Store YoY Cash NOI Growth(1) $5,591 Total SHOP Segment RevPOR(1)(5) (1) See Definitions in the Appendix: Financial Definitions for a full description of capitalized terms and for the applicable Non-GAAP reconciliations. (2) Annual base rent escalations increase the cash rent payments due in future periods. Approximately 91% of NHP’s OMF leases include such provisions, of which approximately 97% of leases are fixed-rate and 3% are based on the Consumer Price Index. (3) Same Store - Pro Forma with the UPMC portfolio renewals of 10- to 15-years completed in Q4'24. (4) Includes one land parcel. (5) Excludes 52 available skilled nursing facilities units and associated revenue and is calculated using monthly revenue and available units. 3,919 Available Units

6 Same Store Revenue ($mm) $49.2 $31.1 $51.5 $31.8 $52.7 $32.7 3Q23 2Q24 3Q24 SHOP OMF $— $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 6 Corporate Update - Portfolio Composition (as of 9/30/24) 6 Diversification Benefits Powerful secular trend of increasing healthcare utilization that is expected to benefit all healthcare real estate asset classes Capital allocation flexibility to seek the most attractive risk-adjusted returns across healthcare real estate sectors Diversification of payor mix from various tenants/ operators in differing healthcare real estate sectors increases reliability of cash flows OMF portfolio that is diversified across 29 states and features long-term net leases to credit-worthy tenants with an average annual base cash rent escalation of 2.2% on approximately 91% of leases Actively managed and resilient SHOP portfolio with significant Occupancy upside that is operated by four operators Same Store Cash NOI ($mm) $7.0 $21.7 $8.8 $22.2 $8.6 $21.7 3Q23 2Q24 3Q24 SHOP OMF $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 (1) For same store metrics above, see Definitions in the Appendix: Financial Definitions for a full description and applicable Non-GAAP reconciliations.

7 7 Corporate Update - Portfolio Performance Highlights 7 Same Store SHOP Occupancy(2)Same Store OMF WALT (Pro Forma)(1) Q3'24 Earnings Highlights • Continued strong SHOP segment Same Store improvement: ◦ Same Store SHOP revenue growth of 2.4% quarter-over-quarter from $51.5 million in Q2'24 to $52.7 million in Q3'24 driven by a 1.7% average Occupancy improvement. ◦ Same Store Cash NOI(2) improved 23.3% year-over-year from $7.0 million in Q3'23 to $8.6 million in Q3'24 driven by a 4.2% average Occupancy improvement. • Durable OMF segment Same Store Cash NOI(2) of $21.7 million driven by strong leasing activity: ◦ 15 new leases and lease renewals commenced in Q3'24 totaling over 57,820 SF at a positive Lease Renewal Rental Spread. ◦ Completion of eight October UPMC lease renewals (extended through 2034-2041) increased Same Store OMF WALT to 6.5 years on a pro forma basis. • AFFO(2) decreased from $4.4 million in Q2'24 to $1.9 million Q3'24 which was driven by dispositions in the OMF segment and employee compensation. • Adjusted EBITDA(2) decreased from $23.4 million in Q2'24 to $21.3 million in Q3'24 which was driven by dispositions in the OMF segment and employee compensation. (1) Q3'24 WALT was 4.3 years and is 6.5 years on a pro forma basis giving effect to the UPMC portfolio renewals of 10- to 15-years completed in Q4'24. (2) See Definitions in the Appendix: Financial Definitions for a full description and Non-GAAP reconciliations. 2.2 years 1.7% 74.7% 75.4% 76.5% 78.2% Q4'23 Q1'24 Q2'24 Q3'24 72.0% 73.0% 74.0% 75.0% 76.0% 77.0% 78.0% 79.0% 4.9 4.6 4.3 6.5 Q3'23 Q2'24 Q3'24 Q3'24 (Pro Forma) 0 1 2 3 4 5 6 7

8 Debt Capitalization ($mm) Q3'24 Mortgage Notes Payable $828 Fannie Mae Master Credit Facilities $342 Capital One OMF Warehouse Facility $22 Total Secured Debt $1,192 Total Unsecured Debt $0 Total Debt $1,192 Economic Interest Rate(1) 4.6% Key Capitalization Metrics ($mm) Q3'24 Net Debt(1) $1,159 Cash and Cash Equivalents $33 Net Leverage(1) 46.1% Balanced Capital Structure In Q3'24, NHP continued to manage its capital structure to promote financial flexibility by maintaining conservative Net Leverage(1) Note: Metrics as of and for the three months ended September 30, 2024. (1) See Definitions in the Appendix: Financial Definitions for a full description. (2) Includes mortgages fixed by designated interest rate “pay-fixed” swap agreements. (3) The GAAP weighted average interest rate on NHP’s Fannie Mae Master Credit Facilities, not accounting for the economic impact of all hedging instruments, was 7.9% as of September 30, 2024. (4) NHP renewed an interest rate cap which expired in April 2024, and has no interest rate cap expirations until 2025. (5) Source: Federal Reserve Bank of New York. Capitalization Highlights Mortgage Debt • NHP has $828.0 million of fixed-rate(2) mortgages notes payable, secured by 136 OMFs and 4 SHOPs, with an aggregate gross asset value of $1.3 billion. These mortgages bear interest at a weighted average annual rate of 4.60%, and have varying maturities through 2049, with the earliest being a $12.5 million mortgage note payable due January 2025. Credit Facilities • Fannie Mae Master Credit Facilities: Consists of two facilities between KeyBank and Capital One. The credit facilities had an Economic Interest Rate(1) of 5.90%(3) as of September 30, 2024, and mature in 2026. • Capital One OMF Warehouse Facility: On December 22, 2023, NHP closed on a $50.0 million loan facility with Capital One. As of September 30, 2024, $21.7 million was drawn, leaving $28.3 million of remaining liquidity on the facility. The OMF Warehouse Facility is capped at 3.50% SOFR. Borrowings under NHP's Credit Facilities are capped(4) at an attractive 3.5% SOFR rate, which is significantly less than the spot SOFR rate of 4.6%(5) as of November 21, 2024. 8

9 Portfolio Highlights • OMF segment that is diversified across 29 states and features long-term net leases to creditworthy tenants with an average annual base cash rent escalation of 2.2% on approximately 91% of leases(2) • Actively managed and resilient SHOP segment with significant Occupancy upside that is operated by four operators • Geographically diversified across 32 states with select state concentrations that management believes to have favorable demographic tailwinds High-Quality Portfolio Diversified Geographically Across 32 States Top 10 States by Annualized Straight-Line Rent 72% 28% OMF SHOP $31.9 million Cash NOI(1) FL 21% PA 10% GA 10%IA 9% IL 6% CA 4% MI 6% AR 5% WI 4% AZ 3% Other 22% (1) Percentages are based on Cash NOI for the three months ended September 30, 2024 and see Appendix for reconciliation with GAAP. (2) Annual base rent escalations increase the cash rent payments due in future periods. Approximately 91% of NHP’s OMF leases include such provisions, of which approximately 97% of leases are fixed-rate and 3% are based on the Consumer Price Index. Diversification 9 NHP is focused on deploying capital into select, high-quality OMF and SHOP assets throughout the United States and increasing portfolio Occupancy

Key Operating Highlights

In Q3'24, NHP meaningfully increased AFFO[(1)], along with revenue and Cash NOI[(1)] in the OMF and SHOP segments, respectively

Operating Highlights

- AFFO[(1)] increased by 26.4% YoY from $1.5 million in Q3’23, to $1.9 million in Q3’24
- SHOP segment Same Store Cash NOI[(1)] improved by 23.3% YoY to $8.6 million in Q3'24 from $7.0 million in Q3’23 as a result of increased rental rates and higher Occupancy[(1)]
- OMF segment Same Store revenue improved by 5.2% YoY to $32.7 million in Q3'24 from $31.1 million in Q3’23 as a result of accretive acquisitions and favorable leasing

Significant SHOP Segment Cash NOI Improvement[(1)]



$7.0
$8.6
+23.3%
Q3'23
Q3'24

Strong YoY AFFO[(1)] Growth



$1.5
$1.9
+26.4%
Q3'23
Q3'24

Durable and Resilient OMF Segment Revenue



$31.1
$32.7
+5.2%
Q3'23
Q3'24

(1) See Appendix: Financial Definitions for a full description and Non-GAAP reconciliations.

10

11 Experienced Leadership Team Trent Taylor Senior Vice President, Asset Management Mr. Taylor currently serves as Senior Vice President at NHP with a primary focus on asset management and leasing. Mr. Taylor has over 16 years of commercial real estate and development experience. He earned an MS in Real Estate from New York University and BA in Accounting & Finance from the University of Central Florida. Leslie D. Michelson Non-Executive Chairman, Audit Committee Chair Mr. Michelson has served as the chairman of Private Health Management, a retainer-based primary care medical practice management company from April 2007 until February 2020, and executive chairman and a director since March 2020. Mr. Michelson served as Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013. Scott Lappetito Chief Financial Officer and Treasurer Mr. Lappetito currently serves as the Chief Financial Officer and Treasurer for NHP. Mr. Lappetito previously served as chief accounting officer from April 2019 until December 2021, and was the company’s controller from November 2017 through April 2019. Mr. Lappetito is a certified public accountant in the State of New York, holds a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Villanova University. Michael Anderson Chief Executive Officer and President Mr. Anderson has served as the Chief Executive Officer and President since September 2023. Mr. Anderson served as General Counsel of AR Global Investments, where he advised on both public and private debt and equity transactions, mergers and corporate acquisitions, commercial real estate transactions and operational integration of acquired companies. He earned a J.D. with Summa Cum Laude honors from the University of Mississippi School of Law and a BA from University of Arizona. David Ruggiero Vice President, Acquisitions Mr. Ruggiero currently serves as Vice President at NHP with a primary focus on acquisitions. Mr. Ruggiero has over 30 years of commercial real estate experience and has advised on over $3 billion in healthcare real estate dispositions, acquisitions and financings. He earned an MS in Finance from Kellstadt Graduate School of Business at DePaul University and a BA from DePaul University. Boris Korotkin Senior Vice President, Capital Markets Mr. Korotkin currently serves as Senior Vice President at NHP with a primary focus on capital markets. Mr. Korotkin has over 25 years of commercial real estate experience and is responsible for leading all debt capital market transactions. He earned an BS in Finance from Penn State University and an MBA from La Salle University. Lindsay Gordon Senior Vice President, Senior Housing Mrs. Gordon currently serves as Senior Vice President at NHP with a primary focus on Senior Housing. Mrs. Gordon has over 28 years of experience in senior housing in sales and operations at the community, regional, and corporate level. She earned an BA William Paterson University. 11

12 Legal Notice 12

13 Disclaimer References in this presentation to the “Company,” “we,” “us” and “our” refer to National Healthcare Properties, Inc. (“NHP”) and its consolidated subsidiaries. This presentation contains “forward-looking statements,” as that term is defined under Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,”, “projects,” “potential,” “predicts,” “intends,” “would,” “could,” “should” or similar expressions, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with the geopolitical instability due to the ongoing military conflicts between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on us, our tenants, operators and the global economy and financial markets; that any potential future acquisitions by the Company is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all. Some of the additional risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements are set forth in the section titled Risk Factors of NHP’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 15, 2024, as amended, and in the section titled Risk Factors of NHP’s subsequently filed Quarterly Reports on Form 10-Q, and all other filings with the SEC after that date. This presentation also includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the Company and other factors described in the section titled Risk Factors of NHP’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 15, 2024, as amended, and in the section titled Risk Factors of NHP’s subsequently filed Quarterly Reports on Form 10-Q, and all other filings with the SEC after that date. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized. Unless otherwise indicated herein, the financial results and other information included in this presentation are based on the financial results and information disclosed on in NHP's Form 10-Q for the quarter ended September 30, 2024. 13

14 Appendix: Financial Definitions 14

15 Appendix: Financial Definitions Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including funds from operations (“FFO”), adjusted funds from operations (“AFFO”), Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), net operating income (“NOI”), cash net operating income (“Cash NOI”) and same store NOI / Cash NOI. While NOI, Cash NOI and same store NOI / Cash NOI are property-level measures, FFO and AFFO are based on total Company performance and therefore reflect the impact of other items not specifically associated with NOI, Cash NOI and same store NOI / Cash NOI, such as interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI and FFO, as defined herein, do not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below. These non-GAAP measures of our financial performance and should not be considered as an alternative to net income as a measure of financial performance, or any other performance measure derived in accordance with generally accepted accounting principles in the U.S. (“GAAP”) and it should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Reconciliations of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income (loss), are provided below. Caution on the Use of Non-GAAP Measures FFO, AFFO, EBITDA, Adjusted EBITDA, NOI, Cash NOI and same store NOI / Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures. Other REITs may not define FFO in accordance with the current NAREIT (as defined below) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate FFO or AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs. We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group. 15

16 Appendix: Financial Definitions Caution on the Use of Non-GAAP Measures (continued) As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. The historical accounting convention used for real estate requires straight-line depreciation of buildings and improvements, and straight- line amortization of intangibles, which implies that the value of real estate diminishes predictably over time. We believe that, because real- estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed as any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO and AFFO, which exclude the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year-over-year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income or loss as determined under GAAP. Funds from Operations Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP. We calculate FFO, a non-GAAP measure, consistent with the standards established over time by NAREIT. NAREIT defines FFO as net income or loss (computed in accordance with GAAP), adjusted for (i) real estate-related depreciation and amortization, (ii) impairment charges on depreciable real property, (iii) gains or losses from sales of depreciable real property and (iv) similar adjustments for non- controlling interests and unconsolidated entities. Our FFO calculation complies with NAREIT’s definition. 16

17 Appendix: Financial Definitions Funds from Operations (continued) The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our operating performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss). Adjusted Funds from Operations We also believe that AFFO is a meaningful supplemental non-GAAP measure of our operating results. We calculate AFFO by further adjusting FFO to reflect the performance of our portfolio for items we believe are not directly attributable to our operations. We believe that AFFO is a beneficial indicator of our ongoing portfolio performance and isolates the financial results of our operations. Our adjustments to FFO to arrive at AFFO include removing the impacts of (i) acquisition and transaction related costs (including certain expenses directly related to the Internalization and the reverse stock-split), (ii) amortization of market-lease intangible assets and liabilities, (iii) adjustments for straight-line rent, (iv) termination fees to related parties, (v) equity-based compensation expense, (vi) depreciation and amortization related to non-real estate related assets, (vii) mark-to-market gains and losses from our non-designated derivatives, (viii) non-cash components of interest expense and (ix) similar adjustments for non-controlling interests and unconsolidated entities. We believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry and is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions. 17

18 Appendix: Financial Definitions Earnings before Interest, Taxes, Depreciation, and Amortization We believe that EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs. Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction related, termination fees to related parties, interest and other income and other non-cash items including Equity-based compensation, Impairment charges, Gains and losses on sale of real estate investments, and Gains and losses on derivative investments is an appropriate measure of our ability to incur and service debt. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, including expenses related to our Internalization (including termination fees to related parties), negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs. Net Operating Income Net Operating Income (“NOI”) is a non-GAAP financial measure equal to total revenues from tenants, less property operating costs. The Company evaluates the performance of the combined properties in each segment based NOI. As such, this excludes all other items of expense and income included in the financial statements in calculating net loss. The Company uses NOI to assess and compare property level performance and to make decisions concerning the operation of the properties. The Company believes that NOI is useful as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net loss. NOI excludes certain components from net loss in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by the Company may not be comparable to NOI reported by other REITs that define it differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity. 18

19 Appendix: Financial Definitions Cash Net Operating Income Cash Net Operating Income (“Cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI (which is separately defined herein) excluding net amortization of above/below market lease and lease intangibles and straight-line rent adjustments that are included in GAAP Revenue from tenants and property operating and maintenance. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI. Same Store NOI or Cash NOI Same Store (as defined below) NOI or Cash NOI are non-GAAP financial measures that are intended to reflect the performance of our properties using a consistent population which controls for changes in the composition of our portfolio. We believe that Same-Store NOI or Cash NOI are helpful measures that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. These measures should not be considered as alternatives to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Same-Store NOI or Cash NOI may not be directly comparable to the way other REITs calculate and present such measures. Cash Paid for Interest Cash Paid for Interest is calculated based on Interest expense net of the non-cash portion of interest expense, such as amortization of mortgage discounts and premiums. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to Interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP. 19

20 Appendix: Financial Definitions Annualized Straight-Line Base Rent: Represents the total contractual base rents on a straight-line basis to be received throughout the duration of the lease currently in place expressed as a per annum value. Includes adjustments for non-cash portions of rent. Cash Rent: Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements at inception or any lease amendments thereafter. Economic Interest Rate: Includes the economic impact of all hedging instruments. Lease Renewal Rental Spread: Percentage change from prior lease annualized straight-line rent to renewal lease annualized straight-line rent. Net Debt: Total gross debt less cash and cash equivalents. Net Debt to Annualized Adjusted EBITDA: Net Debt divided by Annualized Adjusted EBITDA (annualized based on Adjusted EBITDA for the quarter multiplied by four). Net Leverage: Equal to “Net Debt” as defined above divided by the total real estate investments, at cost net of gross market lease intangibles. Non-Core Properties: Assets that have been deemed not essential to generating future economic benefit or value to our day-to-day operations and/or are scheduled to be sold (with executed letters of intent or purchase and sale agreements). Occupancy: Occupancy for the OMF segment is presented as of the end of the period shown; occupancy for the SHOP segment is presented for the duration of the period shown. RevPOR: Revenue per occupied room for the SHOP segment. RevPOR is calculated as total revenue generated by occupied rooms divided by the number of occupied rooms. Same Store: We define “same store” as operational properties owned for the full period in both comparison periods and that are not otherwise excluded. Properties are excluded from same store if they are (i) Non-Core Properties (as defined above), (ii) sold, classified as held for sale, or classified as discontinued operations in accordance with GAAP; or (iii) impacted by materially disrupted events. Refer to the reconciliation of Same Store properties on page 25. Metrics calculated based on Same Store properties may have different adjustments compared to NHP's filings elsewhere. Weighted-Average Remaining Lease Term or WALT: Current portfolio calculated as of September 30, 2024. Weighted based on square feet. 20

21 Appendix: Non-GAAP Reconciliations 21

Non-GAAP Reconciliations

Amounts in thousands, except per share data	Three Months Ended September 30, 2024	June 30, 2024	March 30, 2024	December 31, 2023	September 30, 2023
OMFs:					
Revenue from tenants	$34,303	$34,671	$34,599	$34,263	$33,657
Property operating and maintenance	10,656	9,727	9,700	10,182	9,379
OMF Segment Net Operating Income[(2)]	**$23,647**	**$24,944**	**$24,899**	**$24,081**	**$24,278**
SHOPs:					
Revenue from tenants	$54,637	$54,146	$53,700	$52,517	$52,029
Property operating and maintenance	45,751	45,278	45,445	45,832	44,947
SHOP Segment Net Operating Income[(2)]	**$8,886**	**$8,868**	**$8,255**	**$6,685**	**$7,082**
Net Operating income (NOI)[(2)]	**$32,533**	**$33,812**	**$33,154**	**$30,766**	**$31,360**
Impairment charges	(8,829)	(2,409)	(260)	(4,676)	—
Operating fees to related parties	(6,391)	(6,424)	(6,366)	(6,374)	(6,397)
Termination fees to related parties	(8,409)	(98,241)	—	—	—
Acquisition and transaction related	(5,187)	(357)	(142)	(161)	(173)
General and administrative	(5,502)	(4,668)	(6,768)	(4,824)	(4,753)
Depreciation and amortization	(20,720)	(21,928)	(20,738)	(21,352)	(20,776)
Gain (loss) on sale of real estate investments	1,579	(225)	—	42	(173)
Interest expense	(18,007)	(17,752)	(16,383)	(15,869)	(15,720)
Interest and other income	548	457	72	157	258
Gain (loss) on non-designated derivatives	(2,384)	882	1,951	(2,506)	406
Income tax (expense) benefit	—	(65)	(70)	(60)	(157)
Net loss attributable to non-controlling interests	77	452	—	37	14
Preferred Stock dividends	(3,450)	(3,450)	(3,450)	(3,450)	(3,450)
Net loss attributable to common stockholders (in accordance with GAAP)	**$ (44,142)**	**$ (119,916)**	**$ (19,000)**	**$ (28,270)**	**$ (19,561)**
Basic and Diluted Loss Per Share:					
Net loss per share attributable to common stockholders — Basic and Diluted[(1)]	$ (1.56)	$ (4.24)	$ (0.67)	$ (1.00)	$ (0.69)
Weighted-average shares outstanding — Basic and Diluted[(1)]	28,291,594	28,296,438	28,287,140	28,284,267	28,279,423

(1) Retroactively adjusted for the effects of the stock dividends.
(2) See Appendix: Financial Definitions for a full description.

22

Non-GAAP Reconciliations

NATIONAL HEALTHCARE

Amounts in thousands, except per share data	Three Months Ended September 30, 2024	June 30, 2024	March 30, 2024	December 31, 2023	September 30, 2023
Net loss attributable to common stockholders (in accordance with GAAP)	**$ (44,142)**	**$ (119,916)**	**$ (19,000)**	**$ (28,270)**	**$ (19,561)**
Depreciation and amortization on real estate assets	19,293	20,903	19,748	20,574	19,960
Impairment charges	8,829	2,409	260	4,676	—
(Gain) loss on sale of real estate	(1,579)	225	—	(42)	173
Adjustments for non-controlling interests[(1)]	(64)	(120)	(100)	(105)	(97)
FFO (as defined by NAREIT) attributable to common stockholders[(7)]	**(17,663)**	**(96,499)**	**909**	**(3,166)**	**475**
Accretion of market lease and other intangibles, net	(134)	(228)	(460)	(215)	(203)
Straight-line rent adjustments	(458)	(90)	188	(111)	(352)
Acquisition and transaction related[(2)]	5,187	357	142	161	173
Termination fees to related parties[(3)]	8,409	98,241	—	—	—
Equity-based compensation	153	230	230	230	230
Depreciation and amortization on non-real estate assets	1,427	1,025	990	778	814
Mark-to-market (gains)/losses from derivatives[(4)]	4,224	910	(178)	4,220	1,159
Non-cash components of interest expense[(5)]	880	862	(374)	(756)	(768)
Adjustments for non-controlling interests[(1)]	(91)	(451)	2	22	2
Adjusted funds from operations (AFFO) attributable to common stockholders[(6)]	**$1,934**	**$4,357**	**$1,449**	**$1,163**	**$1,530**
Percentage increase YoY	**26.4 %**				
Weighted-average shares outstanding — Basic and Diluted[(6)]	28,291,594	28,296,438	28,287,140	28,284,267	28,279,423
Net loss per share attributable to common shareholders	$ (1.56)	$ (4.24)	$ (0.67)	$ (1.00)	$ (0.69)
AFFO per common share — Basic and Diluted[(6)(7)]	**$ 0.07**	**$ 0.15**	**$ 0.05**	**$ 0.04**	**$ 0.05**

(1) Represents the portion of the adjustments allocable to non-controlling interests.
(2) Includes certain advisory, legal, accounting, information technology, tax and other professional expenses and other non-recurring employee transition expenses of $4.8 million for each of the three and nine months ended September 30, 2024, respectively, that were directly related to the Internalization and the reverse stock split. We do not consider these expenses to be indicative of our performance given their unique and non-recurring nature.
(3)Represents the closing payments paid in connection with the Internalization. We do not consider such payments to be indicative of our performance given its unique and non-recurring nature.
(4) Presented as total gains or losses from our non-designated derivatives net of cash received.
(5) Non-cash components of interest expense include (i) deferred financing cost amortization, (ii) mortgage discount and premium amortization and (iii) amortized gains or losses from terminated hedging instruments.
(6) Retroactively adjusted for the effects of the stock dividends.
(7) See Appendix: Financial Definitions for a full description.

23

Non-GAAP Reconciliations

Amounts in thousands	Three Months Ended September 30, 2024	June 30, 2024	March 30, 2024	December 31, 2023	September 30, 2023
Net loss (in accordance with GAAP)	**$ (40,771)**	**$ (116,918)**	**$ (15,549)**	**$ (24,856)**	**$ (16,124)**
Interest expense	18,008	17,752	16,383	15,869	15,720
Income tax expense	—	65	70	60	157
Depreciation and amortization	20,720	21,928	20,738	21,353	20,774
EBITDA[(1)]	**(2,043)**	**(77,173)**	**21,642**	**12,426**	**20,527**
Acquisition and transaction related	5,188	357	143	162	174
Termination fees to related parties	8,409	98,241	—	—	—
Equity-based compensation	153	230	230	230	230
Impairment charges	8,828	2,409	260	4,676	—
(Gain)/loss on sale of real estate investments	(1,578)	225	—	(42)	173
(Gain)/loss on non-designated derivatives	2,384	(882)	(1,951)	2,506	(406)
Adjusted EBITDA[(1)]	**21,341**	**23,407**	**20,324**	**19,958**	**20,698**
Operating fees to related parties	6,391	6,424	6,366	6,374	6,398
General and administrative	5,349	4,438	6,538	4,593	4,523
Interest and Other income	(548)	(457)	(72)	(160)	(261)
NOI[(1)]	**32,533**	**33,812**	**33,156**	**30,765**	**31,358**
Adjustments for straight-line rent	(458)	(90)	188	(111)	(352)
Accretion of market lease and other intangibles, net	(135)	(228)	(460)	(215)	(204)
Cash NOI[(1)]	**$ 31,940**	**$ 33,494**	**$ 32,884**	**$ 30,439**	**$ 30,802**
Net Debt[(1)]	**1,158,801**	**1,163,935**	**1,159,501**	**1,135,995**	**1,118,347**
Net Debt to Annualized Adjusted EBITDA[(1)]	**13.6x**	**12.4x**	**14.3x**	**14.2x**	**13.5x**
Interest expense	(18,008)	(17,752)	(16,383)	(15,869)	(15,720)
Non-Cash components of interest expense[(2)]	2,719	2,654	1,400	958	797
Total Cash paid for interest[(1)]	**$ (15,289)**	**$ (15,098)**	**$ (14,983)**	**$ (14,911)**	**$ (14,923)**

(1) See Appendix: Financial Definitions for a full description
(2) Non-cash components of interest expense include (i) deferred financing cost amortization, (ii) mortgage discount and premium amortization and (iii) amortized gains or losses from terminated hedging instruments

24

25 Same Store Property Reconciliation (1) See Appendix: Financial Definitions for a full description 25 For the Nine Months Ended 9/30/24 OMF SHOP Total Properties 153 45 Acquisitions 4 — Dispositions 7 3 Non-Core Properties(1) 7 1 Same Store Properties(1) 135 41

26 Non-GAAP Reconciliations (1) See Appendix: Financial Definitions for a full description 26 Three Months Ended September 30, 2024 June 30, 2024 September 30, 2023 OMF Segment - Revenue from tenants $ 54,637 $ 54,145 $ 52,029 OMF Segment - Property operating and maintenance (45,751) (45,279) (44,947) OMF Segment Net Operating Income $ 23,647 $ 24,944 $ 24,277 Straight line rent adjustments (458) (90) (352) Accretion of market lease and other intangibles, net (135) (227) (204) OMF Segment Cash NOI $ 23,054 $ 24,627 $ 23,721 Acquisitions (234) (236) — Dispositions (385) (1,427) (1,242) Non-Core Properties(1) (749) (809) (794) OMF Segment Same Store Cash NOI $ 21,686 $ 22,155 $ 21,685 $ in thousands

27 Non-GAAP Reconciliations (1) See Appendix: Financial Definitions for a full description 27 Three Months Ended September 30, 2024 June 30, 2024 September 30, 2023 SHOP Segment - Revenue from tenants 54,637 54,145 52,029 SHOP Segment - Property operating and maintenance (45,751) (45,279) (44,947) SHOP Segment Net Operating Income $ 8,886 $ 8,866 $ 7,082 SHOP Segment Cash NOI $ 8,886 $ 8,866 $ 7,081 Acquisitions — — — Dispositions (292) (130) (145) Non-Core Properties(1) 27 36 54 SHOP Segment Same Store Cash NOI $ 8,621 $ 8,771 $ 6,991 Percentage increase YoY 23.3 % Percentage decrease Q3'24 vs. Q2'24 (1.7) % $ in thousands

28 Non-GAAP Reconciliations (1) See Appendix: Financial Definitions for a full description 28 $ in thousands Three Months Ended September 30, 2024 June 30, 2024 September 30, 2023 OMF Revenue Total Portfolio $ 34,303 $ 34,671 $ 33,656 Acquisitions (301) (298) — Dispositions (1,372) (1,352) (1,343) Non-Core Properties(1) 35 (1,194) (1,254) Same Store OMF Revenue $ 32,665 $ 31,827 $ 31,058 Percentage increase YoY 5.2 % Percentage increase Q3'24 vs. Q2'24 2.6 % SHOP Revenue Total Portfolio $ 54,637 $ 54,145 $ 52,029 Acquisitions — — — Dispositions (1,906) (2,667) (2,786) Non-Core Properties(1) — — — Same Store SHOP Revenue $ 52,731 $ 51,478 $ 49,243 Percentage increase YoY 7.1 % Percentage increase Q3'24 vs. Q2'24 2.4 % Total Portfolio $ 88,940 $ 88,816 $ 85,685 Acquisitions (301) (298) — Dispositions (3,278) (4,019) (4,129) Non-Core Properties(1) 35 (1,194) (1,254) Same Store Portfolio Revenue $ 85,396 $ 83,305 $ 80,302

29 NHPREIT.com § For account information, including balances and the status of submitted paperwork, please call us at 1-888-796-2490 § Financial Advisors may view client accounts at www.computershare.com/ advisorportal § Shareholders may access their accounts at www.computershare.com/hti